As filed with the Securities and Exchange Commission on February 20, 2015

Registration No. 333- 156276

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	58-2301143
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

210 Main Street West
Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

 (218) 634 3500

(Registrant’s telephone number, including area code.)

Charlotte C. Arnold
Vice President, Finance and Chief Financial Officer
ANI Pharmaceuticals, Inc.
210 Main Street West
Baudette, Minnesota
(218) 634 3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Paul A. Gajer, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020

(212) 768-6700

Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment deregisters those securities that remain unissued or unsold hereunder as of the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes or securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

This Post-Effective Amendment to the Registration Statement on Form S-3 shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

DEREGISTRATION OF SECURITIES

On December 18, 2008, ANI Pharmaceuticals, Inc. (the “Registrant”) filed with the Securities and Exchange Commission a registration statement on Form S-3, as amended (Registration No. 333-156276) (the “Registration Statement”), registering the resale of shares of common stock, par value $0.0001 per share by a certain selling stockholder.  The Registrant’s contractual obligation to maintain the effectiveness of the Registration Statement has expired.  Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 3 to remove from registration any and all registered but unsold shares covered by the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, Delaware, on February 20, 2015.

ANI Pharmaceuticals, Inc.

By:	/s/ Charlotte C. Arnold
Charlotte C. Arnold
Vice President, Finance
and Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment No. 3 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.